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Exhibit 99(a)

INSTRUCTIONS AS TO USE OF
RIGHTS CERTIFICATES
of
THE ALPINE GROUP, INC.
Pursuant to the Prospectus Dated                        , 2003

Non-Transferable Rights Offering to Purchase
up to 16,000 Shares of Series A Cumulative
Convertible Preferred Stock at $380.00 per share

THE RIGHTS OFFERING WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME,
ON                    , 2003, UNLESS EXTENDED.

The Subscription Agent:
AMERICAN STOCK TRANSFER & TRUST COMPANY

Address for Subscription Certificates and Payment—by Mail, Hand or Overnight Courier:

59 Maiden Lane
Plaza Level
New York, New York 10038

Facsimile Transmission for Notice of Guaranteed Delivery (For Eligible Institutions Only):

(718) 234-5001

Telephone Number to Confirm Receipt of Facsimile Only:

(877) 248-6417

CONSULT THE COMPANY (OR YOUR BANK, BROKER OR OTHER NOMINEE, IF APPLICABLE), IF YOU HAVE ANY QUESTIONS:

The Alpine Group, Inc.
One Meadowlands Plaza
East Rutherford, New Jersey 07073
(201) 549-4400

        The following instructions relate to a rights offering (the "Rights Offering") by The Alpine Group, Inc., a Delaware corporation (the "Company"), to the holders of record (collectively, the "Recordholders") of its common stock, par value $0.10 per share (the "Common Stock"), as described in the Company's prospectus dated                        , 2003 (the "Prospectus"). Recordholders at the close of business on                        , 2003 (the "Record Date") are receiving non-transferable rights (the "Rights") to subscribe for shares of the Company's series A cumulative convertible preferred stock, par value $1.00 per share (the "Series A Preferred Stock"). Each Recordholder is being issued one Right for each 500 shares of Common Stock owned on the Record Date. For every Right held, a Recordholder will be able to purchase one share of the Company's Series A Preferred Stock at the subscription price of $380.00 per share. Rights may be exercised at any time during the subscription period, which commences on                        , 2003 and ends at 5:00 p.m., New York City time, on                        , 2003, unless extended under certain circumstances (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the "Subscription Agent") after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        The Rights will be evidenced by non-transferable Rights certificates (the "Rights Certificates"). The number of Rights issued to each Recordholder will be stated on the face of the Rights Certificate delivered to such Recordholder. A Rights holder will have no right to rescind a purchase after the Subscription Agent has received the holder's Rights Certificate or Notice of Guaranteed Delivery. The Company will not issue fractional Rights or fractional shares of Series A Preferred Stock upon exercise of Rights. Recordholders will not receive cash in lieu of fractional Rights or fractional shares.

1.
Method of Exercise of Rights; Payment for Shares.

        Rights may be exercised by Recordholders by completing each Rights Certificate and sending each properly completed and executed Rights Certificate, with any signatures required to be guaranteed so guaranteed (as described below), by mail to the Subscription Agent using the envelope provided, or by hand or overnight delivery, together with payment in full of the subscription price for the shares of Series A Preferred Stock, according to the payment instructions described below. Rights may also be exercised by a stockholder by contacting his broker, bank or other nominee, which can arrange, on the stockholder's behalf, delivery of (a) properly completed and executed Rights Certificate(s) and payment for the shares of Series A Preferred Stock. A fee may be charged for this service. Unless stockholders are delivering a Rights Certificate pursuant to a Notice of Guaranteed Delivery as described below, each Rights Certificate must be received by the Subscription Agent prior to the Expiration Date at the offices of the Subscription Agent.

        Stockholders who acquire shares of Series A Preferred Stock pursuant to the Rights must send payment for the shares to be acquired to the Subscription Agent based on the subscription price of $380.00 per share. The Subscription Agent will not honor any exercise of Rights received by it after the Expiration Date. The Subscription Agent will deposit all bank checks, checks, money orders and wire transfers of funds received by it prior to the Expiration Date into a segregated interest-bearing account (which interest will be paid to the Company) pending issuance of shares of Series A Preferred Stock. If the Rights Offering is terminated, the Company will promptly arrange for the refund, without interest, of all funds received from holders of Rights.

        All payments by a stockholder must be made in United States dollars, payable to "American Stock Transfer & Trust Company, as subscription agent—The Alpine Group, Inc.", either (i) by certified or bank check, money order or personal check, in each case drawn on a bank located in the United States, or (ii) by wire transfer of same day funds to the account maintained by the Subscription Agent for this purpose at:

  [name of bank and address]
  ABA#                         .
  Account No.                         .

        Any wire transfer should clearly indicate the identity of the stockholder who is paying the subscription price by the wire transfer.

        Payment will be deemed to have been received by the Subscription Agent only upon:

  (a)
  receipt and clearance of any uncertified check;

  (b)
  receipt by the Subscription Agent of any certified or bank check, or any money order, drawn upon a U.S. bank; or

  (c)
  receipt of good funds by wire transfer in the Subscription Account designated above.

        Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Rights holders who wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by the Expiration Date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds. Crediting of shares acquired in this Rights Offering to any account is subject to collection of checks.

        Unless you are delivering your Rights Certificate pursuant to a Notice of Guaranteed Delivery as described below, payment of the subscription price must be accompanied by a Rights Certificate. Stockholders will have no right to rescind their subscription after receipt of their payment for shares by the Subscription Agent.

        The Rights Certificate and payment of the subscription price, or, if applicable, Notices of Guaranteed Delivery (as described below), must be delivered to the Subscription Agent by one of the methods described below:

By Mail, Hand or Overnight Courier

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038

        The Notice of Guaranteed Delivery may also be sent by facsimile to (718) 234-5001 with the originals to be sent promptly thereafter by the methods described above. Facsimiles should be confirmed by telephone to (877) 248-6417.

        Delivery to an address other than as listed above, or transmission via a facsimile number other than as listed above, will not constitute valid delivery.

2.
Notice of Guaranteed Delivery.

        If you wish to exercise your Rights, but time will not permit you to cause the Rights Certificate to reach the Subscription Agent prior to the Expiration Date, you may nevertheless exercise your Rights if you meet the following conditions:

  (a)
  you have caused payment in full of the $380.00 subscription price for each share being subscribed for pursuant to your Rights to be received by the Subscription Agent prior to the Expiration Date;

  (b)
  the Subscription Agent receives, prior to the Expiration Date, a written guarantee substantially in the form included with these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of NASD Inc., or from a commercial bank or trust company having an office or correspondent in the United States, or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, and subject to standards and procedures adopted by the Subscription Agent (each, an "Eligible Institution"), stating your name, number of Rights held, the number of shares being subscribed for and guaranteeing the delivery to the Subscription Agent of the Rights Certificate at or prior to 5:00 p.m., New York City time, on the date three business days following the Expiration Date; and

  (c)
  the properly completed Rights Certificate, with any required signatures being guaranteed, is received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the date three business days following the Expiration Date.

        The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No. (718) 234-5001). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address set forth above.

3.
Execution; Signature Guarantees.

(a)
Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b)
Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c)
Signature Guarantees. Your signature on each Rights Certificate must be guaranteed by an Eligible Institution, unless your Rights Certificate provides that shares of Series A Preferred Stock are to be delivered to you as record holder of those Rights, or you are an Eligible Institution.

4.
Method of Delivery.

        The method of delivery of Rights Certificates and payment of the subscription price to the Subscription Agent will be at the election and risk of the Rights holder. We suggest, for your protection, that you deliver your Rights Certificate to the Subscription Agent by an insured, overnight or express mail courier. If you mail your Rights Certificate, we suggest that you use registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

5.
Calculation of Rights Exercised.

        If you do not indicate the number of Rights being exercised, or do not forward full payment of the total subscription price payment for the number of Rights that you indicate are being exercised, we reserve the right to (1) apply any payment actually received by us toward the purchase of the greatest number of whole shares that could be acquired by you upon exercise of your Rights or (2) exercise any and all other rights or remedies to which we may be entitled.

6.
Acceptance of Rights Certificates; Issuance of Series A Preferred Stock.

        We will decide all questions as to the validity, form and eligibility (including times of receipt, beneficial ownership and compliance with other procedural matters) in our sole discretion, and our determination shall be final and binding. The acceptance of Rights Certificates and the subscription price also will be determined by us. Alternative, conditional or contingent subscriptions will not be accepted. We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the Rights Offering or not in proper form or if the acceptance thereof or the issuance of shares of our Series A Preferred Stock could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any Rights Certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of Rights Certificates or incur any liability for failure to give such notification.

        As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder, to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in your Rights Certificate, certificates representing shares of Series A Preferred Stock purchased pursuant to the subscription Right.

7.
Substitute Form W-9.

        Each Rights holder who elects to exercise Rights is required to provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on the enclosed Substitute Form W-9, unless an exemption applies. Failure to provide the information on the form may subject such Rights holder to backup withholding of up to 31% on payments by the Company with respect to the shares of Series A Preferred Stock purchased upon the exercise of Rights. If the Rights holder has not been issued a TIN and has applied for a number, the Rights holder should check the box in Part III of the Substitute Form W-9. If the Subscription Agent is not provided with a TIN within 60 days, the Subscription Agent will withhold up to 31% of all such payments described above until a TIN is provided to the Subscription Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional information concerning Substitute Form W-9 and backup withholding, including information on exemptions from backup withholding. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address set forth above.

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INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES of THE ALPINE GROUP, INC. Pursuant to the Prospectus Dated , 2003 Non-Transferable Rights Offering to Purchase up to 16,000 Shares of Series A Cumulative Convertible Preferred Stock at $380.00 per share